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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

          This Employment Agreement (the "Agreement") is entered into on this 31st day of May, 2000 by and between W. Frank Blount ("Executive") and Cypress Communications, Inc., a Delaware corporation (the "Company"), having its principal executive offices at Fifteen Piedmont Center, Suite 100, Atlanta, GA 30305.

I.  EMPLOYMENT.
    ----------

          The Company hereby employs Executive and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth, from May 31, 2000 to and including the date on which this Agreement is terminated under
Section IV (the "Term").

II.  DUTIES.
     ------

     A. Executive will serve during the course of his employment as Chairman and Chief Executive Officer of the Company and will perform such duties as may from time to time be assigned, delegated or limited by the Board of Directors of the Company (the "Board") consistent with Executive's position as Chairman and Chief Executive Officer. During the Term of this Agreement, Executive will devote all of his professional and business-related time, energy and skill to the business of the Company and will perform his duties in good faith. This Agreement will not, however, prevent Executive from serving on the boards of directors of those companies that Executive has previously disclosed to the Company.

     B. Executive will not, without the prior written consent of the Board, render to others any services of any kind for compensation or engage in any activity which conflicts or interferes with the performance of his duties and obligations hereunder.

     C. Executive represents that his performance of services under this Agreement will not violate the terms of any other agreement to which Executive is or has been a party.

III.  COMPENSATION.
      ------------

      A.  Salary.  The Company will pay to Executive a base salary at the rate
          ------
of $600,000 per year. Such salary will be earned monthly and will be payable in periodic installments no less frequently than monthly in accordance with the Company's customary practices. Any increases in Executive's base salary will be at the discretion of the Compensation Committee of the Board (the "Compensation Committee").

     B.  Annual Bonus.  During the Term of this Agreement, Executive will be
         ------------
eligible for an annual bonus from the Company in accordance with an annual bonus plan for Executive (the "Bonus Plan"). The Compensation Committee, in consultation with Executive, will establish and communicate target performance objectives for Executive under the Bonus Plan based upon
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Company revenues, gross margins, EBITDA and such other criteria as the
Compensation Committee determines. The Compensation Committee will determine the annual payment, if any, to be made to Executive under the Bonus Plan based on satisfaction of target performance objectives; provided, however, if Executive achieves at least 90 percent of target performance objectives, Executive will be entitled to a payment under the Bonus Plan equal to annual base salary multiplied by the percentage (not in excess of 100 percent) of target objectives achieved. Executive will be eligible for a prorated bonus determined in accordance with the foregoing provisions for the remainder of the year in which the Term begins. In order to receive a bonus under the Bonus Plan, Executive must be employed by the Company on the last day of the year for which the bonus is paid. Notwithstanding the foregoing, if the Company terminates Executive's employment without Cause or if Executive terminates employment with the Company for Good Reason within 24 months following a Change of Control, as such terms are defined in Section IV.E.4, Executive will be entitled to a bonus under the Bonus Plan for the year of termination in an amount equal to the bonus that would have been paid to Executive if he had remained employed until the last day of the year prorated for the number of days during the year that Executive was employed by the Company.

     C.  Signing Bonus.  Executive acknowledges that the Company has paid to
         -------------
Executive the sum of $600,000 within two business days following his acceptance of his offer of employment.

     D.  Restricted Stock Award.  Effective as of the date of this Agreement,
         ----------------------
the Company will grant to Executive, in accordance with the Cypress Communications, Inc. 2000 Stock Option and Incentive Plan (the "Stock Incentive Plan"), at no cost to Executive, a restricted stock award of 500,000 shares of common stock of the Company (the "Restricted Stock Award"). The Restricted Stock Award will be evidenced by a standard award agreement, in the form used by the Company for the grant of other restricted stock awards under the Stock Incentive Plan, which will provide, except as set forth in Section IV.E, that shares subject to the award agreement will be nontransferable and subject to complete forfeiture if Executive's employment with the Company terminates for any reason prior to the fifth anniversary of the date first written above. Notwithstanding the foregoing, the Restricted Stock Award will become fully vested if there is a Change of Control, as defined in the Stock Incentive Plan, during the Term.

      E.  Stock Option.  Effective as of the date Executive accepted his offer
          ------------
of employment, the Company grants to Executive a nonqualified stock option (the "Stock Option") under the Stock Incentive Plan to purchase 1,000,000 shares of the Company's common stock at a price per share equal to the closing price of the stock on that date ($6.00 per share). The Stock Option will be evidenced by a standard stock option agreement in the form used by the Company for the grant of other stock options under the Stock Incentive Plan and will provide for a ten-year term and, except as set forth in Section IV.E, vesting at a rate of 25 percent a year commencing on the first anniversary of the date of grant of the Stock Option. The Stock Option will be exercisable for three months after termination of employment if Executive terminates employment for any reason other than death, Disability or Cause, and for one year after termination of employment if Executive terminates employment because of death or Disability; provided, however, that in no event can the option be exercised after expiration of the term of the option. If Executive's employment is terminated for Cause, the option will be cancelled.

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Notwithstanding the foregoing, the Stock Option will become fully vested if there is a Change of Control, as defined in the Stock Incentive Plan, during the Term.

     F.  Benefits.  Executive will be entitled to participate in all of the
         --------
Company's savings and retirement plans, welfare benefit plans (including, without limitation, medical, dental, disability and group life insurance plans and programs) and fringe benefit plans available to other senior executives of the Company. Executive will be entitled to paid vacation in accordance with the Company vacation policy for senior executives. The Company reserves the right to modify, suspend or discontinue any and all of the above plans, practices, policies and programs at any time without recourse by Executive so long as such action is taken generally with respect to other similarly situated executives and does not single out Executive.

     G.  Relocation Expenses.  Company will reimburse Executive for reasonable
         -------------------
expenses incurred by Executive for transportation of his immediate family and household belongings from Charleston, South Carolina to Atlanta, Georgia and for temporary housing in Atlanta, Georgia in connection with Executive`s relocation of his family from Charleston, South Carolina to Atlanta, Georgia.

IV.  TERMINATION.
     -----------

     A.  Death.  Executive's employment will terminate automatically upon
         -----
Executive's death.

     B.  Disability.  Executive's employment will terminate upon Executive's
         ----------
Disability. For purposes of this Agreement, "Disability" means that Executive is unable to perform his duties under this Agreement for ninety consecutive days or 120 days during any six-month period on account of any physical or mental illness, injury or condition. If the Company determines in good faith that Executive has suffered a Disability, it will give Executive written notice of termination of Executive's employment. The Company reserves the right, in good faith, to make the determination of Disability under this Agreement based upon information supplied by Executive and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company or its insurers.

     C.  Cause.  The Company can terminate Executive's employment for Cause. For
         -----
purposes of this Agreement, "Cause" means that the Company, acting in good faith based upon the information then known to the Company, determines that Executive has engaged in or committed: willful misconduct; gross negligence; theft, fraud or other illegal conduct; refusal or unwillingness to perform his duties or performance of his duties in an unsatisfactory manner; any willful act that is likely to and which does in fact have the effect of injuring the reputation, business or a business relationship of the Company; violation of any fiduciary duty; violation of any duty of loyalty; and breach of any term of this Agreement. Notwithstanding the foregoing and except with respect to theft, fraud or other illegal conduct, Executive's employment cannot be terminated for Cause unless: (a) the Company gives Executive written notice setting forth its intention to terminate his employment for Cause and the actions or failures to act on which such

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notice is based; and (b) Executive is provided a period of thirty days after receipt of such notice to cure such actions or failure to act.

     D.  Other than Cause or Death or Disability.  The Company can terminate
         ---------------------------------------
Executive's employment at any time, with or without Cause, by written notice to Executive, effective upon Executive's receipt of such notice.

     E.  Obligations of the Company Upon Termination.
         -------------------------------------------

         1.  Death or Disability.  If Executive's employment is terminated by
             -------------------
     reason of Executive's death or Disability: (a) the Restricted Stock Award will become fully vested and (b) this Agreement will terminate without further obligations to Executive or his legal representatives under this Agreement, other than for payment of the sum of (i) Executive's annual base salary through the date of termination to the extent not theretofore paid,
     (ii) any bonus under the Bonus Plan for the calendar year ending prior to Executive's termination of employment to the extent not theretofore paid, and (iii) and any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (i), (ii) and (iii) will be hereinafter referred to as the "Accrued Obligations"), which will be paid to Executive or his estate or beneficiary, as applicable, in a lump sum in cash within 30 days after the date of termination.

         2.  Without Cause.  If the Company terminates Executive's employment
             -------------
     without Cause: (a) the Restricted Stock Award will become vested in the same proportion that the number of whole months of Executive's employment during the Term (not in excess of sixty) bears to sixty; (b) the Stock Option will become vested in the same proportion that the number of whole months of Executive's employment during the Term (not in excess of 48) bears to 48; and (c) this Agreement will terminate without further obligations to Executive or his legal representatives under this Agreement, other than for the timely payment of Accrued Obligations and the prorated bonus described in Section III.B.

         3.  Cause; Termination by Executive.  If the Company terminates
             -------------------------------
     Executive's employment for Cause or Executive terminates his employment with the Company for any reason, this Agreement will terminate without further obligations to Executive other than for the timely payment of Accrued Obligations.

         4.  Change of Control.  Notwithstanding the foregoing, if, within 24
             -----------------
     months following a Change of Control, as defined in the Stock Incentive Plan, either the Company terminates Executive's employment without Cause or Executive terminates his employment with the Company for Good Reason (as defined in paragraph c below):

             a. Except as provided in paragraph b below, this Agreement will terminate without further obligations by the Company to Executive other than (i) the timely payment of Accrued Obligations and the prorated bonus described in Section III.B, and (ii), subject to Executive's signing a release in the standard form then in use by the Company for other senior

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             executives, the payment of severance pay (payable in a single lump sum as soon as practicable after termination of employment) in an amount equal to the sum of: (A) six times Executive's base salary; and (B) three times the value of any savings and retirement benefits, welfare benefits and fringe benefits provided to Executive during the twelve-month period prior to his termination.

             b. If in the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive, the Executive has received compensation which constitutes an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code, arising from the Change of Control, the Company will pay Executive an additional amount (the "Additional Amount") equal to the sum of: (A) all taxes payable by Executive under Section 4999 of the Internal Revenue Code applicable to such "excess parachute payment" and the Additional Amount; and (B) all federal, state and local income and employment taxes payable by Executive with respect to the Additional Amount.

             c. Executive can terminate his employment for Good Reason following a Change of Control. For purposes of this Agreement, "Good Reason" means: reduction in Executive's base salary, assignment to Executive of duties that are inconsistent with his position as Chairman and Chief Executive Officer of the Company, or relocation of Executive's office to a location outside the Atlanta metropolitan area.

         5.  Exclusive Remedy. Executive agrees that the payments contemplated
             ----------------
     by this Agreement will constitute the exclusive and sole remedy for any termination of his employment and Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

V.   COVENANTS OF EXECUTIVE.
     ----------------------

     A.  General:  Executive and the Company understand and agree that the
         -------
purpose of the provisions of this Section V is to protect the legitimate business interests of the Company, as more fully described below. Executive hereby acknowledges that the restrictions set forth in this Section V are reasonable and necessary to protect the business interests of the Company. Therefore, Executive will be subject to the restrictions set forth in this Section.

     B.  Restrictions on Disclosure and Use of Confidential Information:
         --------------------------------------------------------------
Executive understands and agrees that confidential information and materials of a confidential or proprietary nature constitute valuable assets of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that he will not, directly or indirectly, at any time during the Term and at any time following the Term, reveal, divulge or disclose any "Confidential Information" (as defined below), and Executive will not, directly or indirectly, use or make use of any "Confidential Information" in connection with any business

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activity other than that of the Company; provided, however, that Executive may disclose or use "Confidential Information" during the Term as authorized by the Board or consistent with the proper exercise of Executive's duties as Chairman and Chief Executive Officer of the Company. "Confidential Information" means all information regarding the Company, its activities, business, clients, or potential clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed to persons not employed by the Company. "Confidential Information" will include, but is not limited to, any of the following information or materials of the Company: financial plans and data; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" will not include information that has become generally available to the public.

     C.  Nonsolicitation.  Executive understands and agrees that the
         ---------------
relationship between the Company and its employees, business relations, clients and customers, and potential clients and customers, constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive agrees that, during the Term of this Agreement, and for a period of three (3) years from the termination for any reason pursuant to Section IV of this Agreement, neither Executive nor any entity with whom he is at the time affiliated (any other person, corporation, partnership or other business entity of any kind) will, directly or indirectly, solicit or entice away or in any manner persuade or attempt to persuade, any officer, employee, agent, representative, business relation, client or customer, or prospective client or customer of the Company, to discontinue his/her/its relationship or prospective relationship with the Company.

     D.  Restrictive Covenant.  Executive acknowledges that his services are
         --------------------
special, unique, and extraordinary, and that in the course of his employment with the Company he has had and will continue to have dealings and develop special relationships with the clients and customers of the Company. Executive further acknowledges that in the course of his employment with or service to the Company, he has obtained and will continue to obtain Confidential Information. In order to protect the legitimate business interests, goodwill, relationships, and Confidential Information of the Company, Executive agrees that during a period of one year from the termination for any reason pursuant to Section IV of this Agreement, Executive will not, without the prior written consent of the Board, become an officer, director, shareholder, owner, partner, joint venturer, member, employee, independent contractor, consultant or advisor of any business listed on Exhibit A attached hereto.

     E.  Inventions and Improvements.  If during the term of the Executive's
         ---------------------------
employment, the Executive conceives or makes any improvement, discovery or invention relating to any article, machine, process, or composition of matter, made, used, sold or under development by the Company, or pertaining to the business of the Company, the Executive agrees to fully and promptly disclose the same to the Company. Each such improvement, discovery and invention will be the exclusive property of the Company. The Executive further agrees that he will promptly make full disclosure to the Company, and will hold in trust for the sole right and benefit of the Company, any inventions, discoveries, developments, improvements or trade

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secrets which the Executive solely or jointly conceives or develops, or reduces to practice, or causes to be conceived, or developed, or reduced to practice, during the period of the Executive's employment with the Company and for six months thereafter, which relate to or are connected with the Executive's employment, or the work, processes, techniques, formulas, products, experiments, or developments or any of the work or business of the Company. The Executive assigns to the Company all of his right, title and interest in and to all such inventions, discoveries, developments, improvements, and trade secrets and agrees that he will, at the request of the Company, whether made by the Company during or after the termination of the Executive's employment, and without expense to the Executive, make, execute and deliver all applications, assignments or instruments, and perform or cause to be performed, such other lawful acts as the Company may deem necessary or desirable in making or prosecuting applications, domestic or foreign, for patents, trademarks, or copyrights, or which may be procured with respect to any of the foregoing. The parties agree that the provisions contained in this Section V.E will not be construed as a waiver by the Company of its rights to any other improvement, discovery or invention developed during the working hours or times for which the Executive is compensated by the Company or developed by the use of materials, facilities or information furnished by the Company.

     F.  Enforcement of Covenants.  In the event Executive breaches any of the
         ------------------------
provisions of this Section V all severance and benefit payments described in
Section IV.E.4.b(ii) will cease and the Company will have no further obligation to make any such payments. In the event Executive breaches, or threatens to commit a breach of, any of the provisions of this Section V, the Company will also have the following rights and remedies, which will be independent of any others and severally enforceable, and will be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

         1. the right to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the terms of this Section V and to have the promises made herein specifically enforced by any court of competent jurisdiction; and

         2. the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as a result of the transactions constituting a breach of this Section V.

VI.  ARBITRATION.
     -----------

     Except as provided in Section V.F, any and all controversies, claims or disputes arising out of or in any way relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or any other claim by Executive arising out of or in connection with his employment, including any claims for discrimination prohibited by any federal, state or other statute, ordinance or law, will be submitted to a panel of three (3) arbitrators (hereinafter referred to as the "Panel"). Executive will select one arbitrator; the Company will select one arbitrator; and the two arbitrators will chose the third arbitrator from a list of arbitrators with expertise in

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employment disputes provided by the American Arbitration Association ("AAA").
Subject to the foregoing, the arbitration will be in accordance with the National Rules for Resolution of Employment Disputes of the AAA. The arbitration will be commenced by filing a demand for arbitration with the AAA within sixty
(60) days after the occurrence of the facts giving rise to any such controversy, claim or dispute. The arbitration will be conducted in Atlanta, Georgia. Judgment upon the award rendered by the Panel may be entered in any court having jurisdiction thereof. All costs and expenses of any arbitration proceeding will be borne by the respective party incurring such costs and expenses.

VII.  ASSIGNMENT.
      ----------

      Executive acknowledges that his services are unique and personal. Accordingly, Executive may not assign his rights or delegate his duties under this Agreement to any person or entity.

VIII. SUCCESSORSHIP.
      -------------

      This Agreement is binding on and inures to the benefit of the Company, its successors and assigns.

IX.   MODIFICATION.
      ------------

      This Agreement may not be amended or modified other than by a written agreement executed by Executive and the Company or its designee.

X.    SAVINGS CLAUSE.
      --------------

      If any provision of this Agreement or the application thereof is held invalid, the invalidity will not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

XI.  COMPLETE AGREEMENT.
     ------------------

     This Agreement constitutes and contains the entire agreement and final understanding concerning Executive's employment with the Company and the other subject matters addressed herein between the parties. The parties intend it as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement will not be binding upon or enforceable against either party. This is a fully integrated agreement.

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XII.  GOVERNING LAW.
      -------------

      The provisions of this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Georgia without regard to principles of conflict of laws.

XIII. PARAGRAPH HEADINGS.
      ------------------

      Paragraph and other headings contained in this Agreement are for the convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

XIV.  NOTICES.
      -------

      Any notices to be given under this Agreement by one party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notice will be deemed receive as of three (3) days after mailing. Notices by mail will be sent to the address listed below unless and until notice to a change is given pursuant to this Section:

          To Executive:

          Mr. W. Frank Blount
          105 Flyway Drive
          Kiawah Island, SC  29455

          To the Company:

          Cypress Communications, Inc.
          Fifteen Piedmont Center
          Suite 100
          Atlanta, GA  30305

          Attn:  General Counsel

XV.  WITHHOLDING.
     -----------

     All amounts payable to Executive under this Agreement will be reduced by any applicable income and employment withholding taxes and other authorized deductions.

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XVI.   SURVIVORSHIP.
       ------------

       The respective rights and obligations of the parties hereunder will survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

XVII.  COUNTERPARTS.
       ------------

       This Agreement may be executed in two or more counterparts, each of which will take effect as an original, and all of which will evidence one and the same Agreement.

XVIII. REPRESENTATION.
       --------------

       The Company and Executive represent that they are knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that they have read this Agreement and that they understand its terms. The Company and Executive acknowledge that, prior to assenting to the terms of this Agreement, they have been given a reasonable amount of time to review it and to negotiate at arm's length as to its contents. The Company and Executive agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that they have entered into this Agreement freely and voluntarily and without pressure or coercion from anyone.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              CYPRESS COMMUNICATIONS, INC.

                              By: /s/ R. Stanley Allen
                                  ------------------------------------------
                              Title: Vice Chairman
                                     ---------------------------------------



                              W. FRANK BLOUNT


                              /s/ W. Frank Blount
                              ---------------------------------------------

                                   EXHIBIT A

Advanced Radio Telecom
Allied Riser Communications (ARC)
Brix Communications Corp.
BroadBand Office
Darwin Networks
Davnet Incorporated
eLink Communications
Eureka Broadband
Everest Broadband Networks
Eziaz
Gillette Global Network
Intellispace
NextLink
OnePoint Communications
OnSite Access
RCN Corporation
Teligent
Urban Media
Winstar

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